Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-260674 and No. 333-290196) on Form S-8 and (No. 333-279625) on Form F-3 of our report dated April 29, 2024, with respect to the consolidated financial statements of GLOBALFOUNDRIES Inc.
/s/ KPMG LLP
Singapore
February 27, 2026